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                                 EXHIBIT NO. 11
                                 --------------


                                 COMPUTATION OF


                               EARNINGS PER SHARE



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                  THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (millions - except per share amounts)
                                   (unaudited)


                                                   Three Months                                     Nine Months
                                    --------------------------------------------    --------------------------------------------
Periods Ended September 30,                 1996               1995                          1996              1995
                                    --------------------------------------------    --------------------------------------------
                                                   Per                      Per                       Per                   Per
                                    Amount        Share      Amount        Share        Amount       Share    Amount       Share
                                    --------------------------------------------    --------------------------------------------
PRIMARY:
Net income                              $80.3                $62.5                       $222.0               $184.1
Less:  Preferred stock dividends           --                 (2.1)                        (3.5)                (6.3)
Excess of Preferred Stock
    liquidation price over
    carrying value                         --                   --                         (2.9)                  --
                                    ----------           ----------                 ------------           ----------
Income available to common
    shareholders                        $80.3      $1.08     $60.4         $.81          $215.6      $2.91    $177.8      $2.40
                                    ============================================    ============================================

Average shares outstanding               71.4                 72.0                         71.6                 71.8
Net effect of dilutive stock
    options                               2.6                  2.3                          2.5                  2.3
                                    ----------           ----------                 ------------           ----------
         Total                           74.0                 74.3                         74.1                 74.1
                                    ==========           ==========                 ============           ==========

FULLY DILUTED:
Net income                              $80.3                $62.5                       $222.0               $184.1
Less: Preferred stock dividends            --                 (2.1)                        (3.5)                (6.3)
Excess of Preferred Stock
    liquidation price over
    carrying value                         --                   --                         (2.9)                  --
                                    ----------           ----------                 ------------           ----------
Income available to common
    shareholders                        $80.3      $1.08     $60.4         $.81          $215.6      $2.89    $177.8      $2.39
                                    ============================================    ============================================

Average shares outstanding               71.4                 72.0                         71.6                 71.8
Net effect of dilutive stock
    options                               2.8                  2.4                          2.9                  2.6
                                    ----------           ----------                 ------------           ----------
         Total                           74.2                 74.4                         74.5                 74.4
                                    ==========           ==========                 ============           ==========